As filed with the Securities and Exchange Commission on April 30, 2002.

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement                  [ ]  Confidential, for Use of
[X]   Definitive Proxy Statement                        the Commission Only
[ ]   Definitive Additional Materials                   (as permitted by
[ ]   Soliciting Material Pursuant to Rule 14a-12       Rule 14a-6(e)(2))


                           PROGRAMMER'S PARADISE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
         (5)   Total fee paid:

               -----------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:

               -----------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------
         (3)   Filing Party:

               -----------------------------------------------------------------
         (4)   Date Filed:

               -----------------------------------------------------------------

                           PROGRAMMER'S PARADISE, INC.
                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

                            TO BE HELD JUNE 11, 2002

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders ("the Meeting") of Programmer's Paradise, Inc. (the "Company") will be held at Dechert, 30 Rockefeller Plaza, New York, New York, on June 11, 2002 at 10:00 AM, local time, for the following purposes:

         1. To elect a Board of six Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

         2.   To  consider  and take  action  upon  such  other  matters  as may
              properly   come  before  the  Meeting  and  any   adjournment   or
              postponements thereof.

The close of  business  on April 24,  2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Commencing 10 days prior to the Meeting, a complete list of stockholders will be open to the examination of any stockholder for any purpose germane to the Meeting, during ordinary business hours, at the Company's headquarters, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey. The transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to fill in, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 is enclosed herewith.

                                           By Order of the Board of Directors,


                                           William H. Willett,
                                           Chairman and Chief Executive Officer
April 30, 2002

                           PROGRAMMER'S PARADISE, INC.
                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702

                                 PROXY STATEMENT
                                 ---------------

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Programmer's Paradise, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders ("the Meeting") to be held Dechert, 30 Rockefeller Plaza, New York, New York, on June 11, 2002 at 10:00 AM, local time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company at the above-stated address or by giving a later dated proxy. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is April 30, 2002.

VOTING SECURITIES

Only holders of shares of Common Stock, $.01 par value per share ("Common Stock"), of record at the close of business on April 24, 2002 are entitled to vote at the Meeting. On the record date, the Company had issued and outstanding 5,230,250 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as directors. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. For all other matters, if any, submitted to stockholders at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

If the enclosed proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of the nominees set forth under the caption "Election of Directors" and in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Meeting.

If you are a participant in the Company's 401(k) Savings Plan, the proxy represents the number of shares in your plan account as well as other shares registered in your name. For those shares in your plan account, the proxy will serve as a voting instruction for the trustee of the plan. If voting instructions are not received by the trustee for shares in your plan account, the trustee will not be able to vote those shares on your behalf.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 15, 2002 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock of the Company, (ii) the directors and certain officers of the Company and (iii) all directors and officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                    Shares Beneficially Owned(1)
                                                    -------------------------

                       Name                            Number       Percentage
                       ----                            ------       ----------

                 Edwin Morgens (2)(3)                 187,421             3.6%
              Allan D. Weingarten (2)(4)               35,750             0.7%
             F. Duffield Meyercord (2)(5)              46,275             0.9%
               William H. Willett (2)(6)               38,550             0.7%
                 Mark T. Boyer (2)(7)                 929,150            17.8%
                 James W. Sight (2)(8)                253,750             4.9%
               Jeffrey Largiader (2)(9)                28,375             0.5%
       All directors and executive officers as a    1,519,271            29.0%
              group (10 persons) (2)(10)
           ROI Capital Management, Inc. (11)          894,400            17.1%
         Matador Capital Management Corp. (12)        289,500             5.5%
         Dimensional Fund Advisors, Inc. (13)         365,900             7.0%
                   Harold M. Seidel                   267,100             5.1%

* Less than 1%.

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(2) The address for each director and executive officer of the Company is c/o Programmer's Paradise, 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

(3) Includes options to purchase 33,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days April 15, 2002. Also includes 36,439 shares of Common Stock held by a trust for the benefit of Mr. Morgens' daughter, with respect to which Mr. Morgens disclaims beneficial ownership.

(4) Includes 33,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(5) Includes 33,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(6) Includes 18,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(7) Beneficial ownership information is based upon information provided by ROI Capital Management, Inc. and Mr. Boyer. By virtue of Mr. Boyer's ownership interest in ROI Capital Management, Mr. Boyer may be deemed to beneficially own the 894,300 shares beneficially owned by ROI Capital Management. See footnote 11 below. Mr. Boyer beneficially owns directly 34,750 shares. Includes 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(8) Includes 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(9) Includes 10,875 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(10) Includes 176,875 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 15, 2002.

(11) The address for ROI Capital Management, Inc. is 17 E. Sir Francis Drake Blvd., Suite 225, Larkspur, CA 94939. Beneficial ownership information is based upon information provided to the Company by ROI Capital Management, Inc.

(12) The address for Matador Capital Management Corp. is 200 First Avenue North, Suite 203, St. Petersburg, FL 33701. Beneficial ownership information is based upon information set forth in Matador Capital Management's Schedule 13G/A filed on January 7, 2002.

(13) The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Beneficial ownership information is based upon information set forth in Dimensional Fund Advisors' Schedule 13G filed on January 30, 2002.

ELECTION OF DIRECTORS

At the Meeting, six Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors of the Company, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

Set forth below is certain information, as of April 30, 2002, with respect to each nominee:


                                                                                                      Director
  Name             Age    Principal Occupation                                                        Since
  ----             ---    --------------------                                                        -----

William H.         65     Mr.  Willett has served as a director of the Company since  December 1996.  December 1996
Willett                   In July 1998,  Mr.  Willett was  appointed  to the  position of  Chairman,
                          President and Chief  Executive  Officer.  Prior to joining the Company and since 1994, Mr. Willett was the President and Chief  Operating  Officer of
                          Colorado Prime Foods,  located in New York. Mr. Willett also serves on the board of directors of Concord Financial Services, Inc.


F. Duffield         55    Mr.  Meyercord  has served as a director  of the  Company  since  December  December 1991
Meyercord                 1991.  Mr.  Meyercord  is a Managing  Partner and a Director of Carl Marks
                          Consulting  Group,  LLC in New York. He is also the Managing  Director and founder  of  Meyercord  Advisors,  Inc.  and  a  partner  and  founder  of
                          Venturtech  Management Inc., an affiliate of the Venturtech Group, both of which are management  consulting firms. Mr. Meyercord  currently serves as a director of the Peapack Gladstone Bank.

Edwin H. Morgens    60    Mr.  Morgens  was a founder of the Company and has served as a director of  May 1982 the Company since May 1982.  Mr.  Morgens is and has been the Chairman and co-founder  of Morgens,  Waterfall,  Vintiadis & Co. Inc.,  an  investment firm in New York, New York since 1968. Mr. Morgens  currently  serves as a director of two other  public  companies:  TransMontaigne  Oil Company and
                          Intrenet, Inc.

Allan D.            64    Mr.  Weingarten  has served as a director of the Company since April 1997.  April 1997
Weingarten                Since   January   2001,   Mr.   Weingarten   has  been  the  Senior   Vice
                          President/Chief Financial Officer of U.S. Industries,  Inc. Mr. Weingarten
                          also  currently  serves as a director of AXS-One,  Inc.  Prior to this Mr.
                          Weingarten was a business consultant.

James W. Sight      46    Mr. Sight was  appointed to the Board in April 2001.  Mr. Sight  currently  April 2001 serves  as a  director  of one other  public  company:  Westmoreland  Coal
                          Company.  Prior to this Mr.  Sight was a director  for US Home  Corp.  and
                          Nevada  Chemical.  until he retired  from  these  Boards in 2000 and 2001, respectively.

Mark T. Boyer       44    Mr. Boyer was  appointed to the Board in April 2001.  Mr. Boyer is and has  April 2001
                          been the President  and a director of ROI Capital  Management in Larkspur,
                          CA since 1992.  Prior to that Mr. Boyer was general  partner and portfolio manager with Volpe, Welty & Company, in San Francisco, CA.


All directors hold office until the next annual meeting of stockholders and until their successors are duly elected. Officers are elected to serve, subject to the discretion of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company.

The Board of Directors held eight meetings during the last fiscal year. None of the directors who were in office in the year 2001 attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member, held in 2001 during the period in which he was a director or a committee member, as applicable.

The Compensation Committee, presently consisting of Messrs. Meyercord, Weingarten and Morgens, reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's employees, directors and consultants. The Compensation Committee held one meeting during the last fiscal year. The Audit Committee, consisting of Messrs. Meyercord, Weingarten and Morgens, meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. All of the members of the Audit Committee are "independent" for purposes of the National Association of Securities Dealers' listing standards. The Audit Committee held four meetings during the last fiscal year. There is no nominating committee of the Board of Directors.

The directors of the Company receive a fee of $1,000 per quarter and $500 per meeting for their services and are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. In April 1995, the Company adopted the 1995 Non-Employee Director Plan pursuant to which the Company's non-employee directors received automatic grants of options to purchase shares of Common Stock, and Messrs. Morgens and Meyercord were each granted options to purchase 18,750 shares of Common Stock, which vest in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vest in equal quarterly installments of 5%, and have an exercise price of $4.00 per share. Messrs. Willett, Weingarten, Sight and Boyer also received similar grants upon their election to the Board at the appropriate fair market value of the stock on the date of grant. See "Stock Option Plans." During 1998 each director then serving on the Board was awarded an additional stock option grant for 15,000 shares under the 1995 Non-Employee Director Plan with an exercise price of $6.375. These options vested over a two-year period with two thirds vesting on July 23, 1999 and the balance one year thereafter. This particular option grant also included acceleration of vesting under change of control provisions.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers and directors and holders of more than ten percent of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon a review of such forms, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that during 2001 all required events of its officers, directors and 10% stockholders required to be so reported, have been filed.

EXECUTIVE COMPENSATION

The following table sets forth, for the last three completed fiscal years, a summary of the annual and long-term compensation for services in all capacities of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 and who were serving as such as of December 31, 2000 (the "Named Executive Officers").


                                             Summary Compensation Table
                                                                               Long-Term
                                      Annual Compensation Awards              Compensation
                                  ------------------------------------   -----------------------
                                   Fiscal                                      Securities
                                    Year                                       Underlying            All Other
Name and Position                  ended       Salary          Bonus            Options (#)         Compensation (1)
-----------------                  -----       ------          -----            -----------         ----------------
William H. Willett, President and   2001       $225,000            $0                     0                    $7,403
Chief Executive Officer             2000        225,000       100,000                     0                     6,226
                                    1999        225,000             0                     0                     5,976

Simon Nynens, Vice President        2001        181,732             0                     0                     3,556
 And Chief Financial Officer        2000        140,000        49,000                45,000(2)                      0
                                    1999         81,390         7,500                 5,000(3)                    650

John Lore, Vice President           2001        145,000             0                     0                     5,070
and Chief Information Officer       2000         45,080(4)     10,000                25,000(5)                  1,998
                                    1999              0             0                     0                         0

Jeffrey Largiader, Vice President   2001        137,750             0                     0                     4,512
 Marketing                          2000        129,374             0                     0                     4,578
                                    1999        139,948             0                     0                     3,929

Marc Lieberman, Vice President      2001          6,250(6)          0                     0                         0
 Sales                              2000              0             0                     0                         0
                                    1999              0             0                     0                         0

William H. Sheehy, Formerly         2001        160,000(7)          0                     0                       478
 Vice President                     2000        137,025(7)     66,000                40,000(8)                    707
 and Chief Financial Officer        1999              0             0                     0                         0


1)   Represents (i) matching  contributions paid by the Company to such executive's account under the Company's 401(k)
     Savings  Plan and (ii)  premiums  paid by the Company in respect of term life  insurance  for the benefit of such executive.

2)   Represents  options to purchase  Common Stock with an exercise price of $5.81 per share,  vesting in equal annual installments over a five-year period. Mr. Nynens surrendered these options for cancellation on February 28, 2002.

3)   Represents  options to purchase  Common Stock with an exercise price of $9.75 per share,  vesting in equal annual installments over a five-year period. Mr. Nynens surrendered these options for cancellation on February 28, 2002.

4)   The Company hired Mr. Lore in September 2000. Represents the portion of his salary of $145,000 paid in 2000 since such date.

5)   Represents  options to purchase  Common Stock with an exercise price of $3.50 per share,  vesting in equal annual installments over a five-year period.

6)   The Company hired Mr.  Lieberman in December 2000.  Represents the portion of his salary of $150,000 paid in 2000 since such date.

7)   The Company  hired Mr.  Sheehy in February  2000.  Represents  the portion of his salary of $160,000 paid in 2000 since such date. Mr. Sheehy resigned in December 2001. Mr. Sheehy is receiving  severance  payments equal to nine months salary.

8)   Represents  options to purchase  Common Stock with an exercise price of $5.81 per share,  vesting in equal annual installments over a five-year period. These options were cancelled on March 30, 2002.


EMPLOYEE BENEFIT PLANS

The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. Employees are required to contribute 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for its domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company's total contributions for 2001 were approximately $97,000.

The Company maintains a performance bonus plan for its senior executives which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved and also provides for additional incentive bonuses based upon pre-established metrics (the "Performance Bonus Plan"). The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target (the "over target bonus"). Subject to approval by its Board of Directors, the Company anticipates that a similar type bonus plan will continue in effect for 2002 and subsequent fiscal years and that bonuses under this plan in the 2002 fiscal year and thereafter will be based on the Company meeting or exceeding profitability targets established by the Compensation Committee.

STOCK OPTION PLANS

1986 Stock Option Plan. The Company's 1986 Stock Option Plan (the "1986 Option Plan") expired in accordance with its terms in March 1996. Pursuant to the 1986 Option Plan "incentive stock options" ("ISO" or "ISOs") to purchase shares of Common Stock were granted to officers and other key employees (some of whom are also directors) of the Company. Additionally, directors of the Company were granted non-qualified options pursuant to the 1986 Option Plan. A total of 13,125 shares of Common Stock are presently subject to outstanding options under the 1986 Option Plan, at an exercise price of $0.67 per share. Due to its expiration and termination, no additional options may be granted under the 1986 Option Plan.

1995 Stock Plan. The purpose of the Company's 1995 Stock Plan (the "1995 Stock Plan") is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and employees of the Company and any present or future subsidiary are provided with opportunities to purchase shares of Common Stock of the Company pursuant to options which may qualify as ISOs, or which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company
("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." The 1995 Stock Plan contains terms and conditions relating to ISOs necessary to comply with the provisions of Section 422 of the Code.

The 1995 Stock Plan currently authorizes the grant of Stock Rights to acquire up to 1,137,500 shares of Common Stock. A total of 27,000 shares of Common Stock are presently subject to outstanding Options under the 1995 Stock Plan at exercise prices ranging from $3.50 to $5.88 per share. Unless sooner terminated, the 1995 Stock Plan will terminate on April 21, 2005. The 1995 Stock Plan requires that each

Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any present or future subsidiary, the ISO expires no more than five years from its date of grant.

1995 Non-Employee Director Plan. The purpose of the Company's 1995 Non-Employee Director Plan (the "1995 Director Plan") is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors ("Outside Directors"). The 1995 Director Plan authorizes the grant of options for up to 187,500 shares of Common Stock and provides for automatic grants of nonqualified stock options to Outside Directors. Under the 1995 Option Plan, each current Outside Director has received, and each Outside Director who first joins the Board after April 1995 will automatically receive at that time, options to purchase 18,750 shares of Common Stock. The 176,250 options granted to Outside Directors have exercise prices ranging from approximately $3.50 to $7.50. All options granted to Outside Directors have an exercise price equal to 100% of the fair market value on the date of grant. The 1995 Director Plan requires that options granted there under will expire on the date, which is ten years from the date of grant. Each option granted under the 1995 Director Plan becomes exercisable over a five-year period, and vests in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%.

OPTIONS

The Company did not grant any stock options to any Named Executive Officer during the fiscal year ended December 31, 2001. The Company granted 18,750 options to Directors James Sight and Mark Boyer in 2001, under the 1995 Director Plan, at an exercise price of $3.50 per share. These options become exercisable over a five-year period, and vest in installments of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vest in equal quarterly installments of 5%.


        Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

                                                 Number of Securities         Value of Unexercised
                                                Underlying Unexercised        In-The Money Options
                      Shares                   Options at Fiscal Year-End     at Fiscal Year-End (1)
                     acquired                                              ---------------------------
                        on         Value
       Name        Exercise (#) Realized ($)   Exercisable   Unexercisable  Exercisable  Unexercisable
       ----        ----------- -------------   -----------   -------------  -----------  -------------
William H. Willett         0           $0        218,750               0           $0             $0
Simon Nynens               0           $0         14,000          41,000           $0             $0
John Lore                  0           $0          5,000          20,000           $0             $0
Jeffrey Largiader     17,500      $56,310         54,500           8,800      $21,098             $0
Marc Lieberman             0           $0              0               0           $0             $0



(1) Calculated on the basis of the fair market value of the Common Stock of the Company on December 31, 2001 of $2.70 per share as determined by the closing price for the Company's Common Stock as reported on the NASDAQ National Market.

In February 2002, the Board of Directors approved a plan permitting all option holders under the 1986 Option Plan and the 1995 Stock Plan to surrender all or any portion of their options on or before March 1, 2002. The Board intends, but is not obligated, to grant such holders after September 8, 2002 a number of new options equal to the number of surrendered options at a 100% of the then fair market value (as defined in the plans) of the Company's Common Stock, provided that the optionee remains employed by the Company as of such date. The Company believes that by having no legal obligation to grant new options and by waiting more than six months to issue new options, it will avoid the adverse accounting treatment that would otherwise be involved in the repricing of stock options, provided that the accounting rules are not changed.

By March 1, 2002 a total of 7,875 options to purchase the Company's Common Stock under the 1986 option plan and 308,550 options to purchase the Company's Common Stock under the 1995 Stock Plan were surrendered, of which 305,175 were surrendered by the Named Executive Officers. All of the options surrendered were exercisable in excess of the market price of the underlying Common Stock as of the dates of surrender.

The following table presents the value of unexercised in-the-money options held by the Named Executive Officers as of March 1, 2002, following the surrender of the options utilizing the December 31, 2001 price of the Company's Stock.

                       Number of Securities            Value of Unexercised
                      Underlying Unexercised           In-The Money Options
                    Options at Fiscal Year-End        at Fiscal Year-End (1)
                    --------------------------        ----------------------
    Name            Exercisable   Unexercisable      Exercisable   Unexercisable
    ----            -----------   -------------      -----------   -------------

William H. Willett      18,750              0                $0             $0
Simon Nynens                 0              0                $0             $0
John Lore                5,000         20,000                $0             $0
Jeffrey Largiader       10,875              0           $21,098             $0
Marc Lieberman               0              0                $0             $0

(1) Calculated on the basis of the fair market value of the Common Stock of the Company on December 31, 2001 of $2.70 per share as determined by the closing price for the Company's Common Stock as reported on the NASDAQ National Market.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Each of the Named Executive Officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision. The covenant not-to-compete prohibits the executive for a period of one year after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company's customers or employees.

The Company entered into an employment agreement with Mr. Willett in July 1998, which provides for a base salary of $225,000 per year. The agreement expired on January 15, 2002, but was renewed in accordance with the agreement, which provides that the agreement is subject to automatic renewals for twelve-month periods unless either party provides ninety-day advance notice.

The agreement includes the grant of certain stock options, an automobile allowance and participation in the Company's benefit plans. The agreement also provides a performance bonus tied to stock price. Mr. Willett has the right to terminate his employment at any time on not less than 90 days prior written notice. The Company has the right to terminate Mr. Willett's employment with or without "cause" (as defined in the employment agreement), without prior written notice.

In the event that Mr. Willett's employment is terminated without cause or by the rendering of a non-renewal notification, he is entitled to receive severance payments equal to six months salary, immediate vesting of all outstanding stock awards and a pro-rata performance bonus based upon stock price up to the date of separation. Additionally, in the event that a change of control of the Company occurs (as described in the employment agreement), Mr. Willett's outstanding stock awards become immediately vested and he is entitled to the pro-rata performance bonus based upon stock price at the date of such change in control.

The Company has entered into letter agreements with Mr. Nynens, Mr. Lore and Mr. Lieberman. Mr. Nynens and Mr. Lieberman are entitled to severance payments for six months at the then applicable annual base salary if the Company terminates their employment for any reason other than for cause. Mr. Lore is entitled to severance payments for nine months at the then applicable annual base salary if the Company terminates his employment for any reason other than for cause.

CERTAIN TRANSACTIONS

The Company has adopted a policy whereby all transactions between the Company and its principal officers, directors and affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Edwin H. Morgens, F. Duffield Meyercord and Allan Weingarten served as members of the Compensation Committee during the last completed fiscal year. None of Messrs. Morgens, Meyercord and Weingarten (i) was, during the last completed fiscal year, an officer or employee of the Company or any of its subsidiaries,
(ii) was formerly an officer of the  registrant or any of its  subsidiaries,  or
(iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K which has not been already disclosed.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account, among other factors, how compensation compares to compensation paid by competing companies, individual contributions and the Company's performance. Base salary is determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at similar companies.

The Company also maintains the Performance Bonus Plan for its senior executives which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved. The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target. For a further discussion of the Performance Bonus Plan, and amounts paid in respect of the 2001 fiscal year, see the discussion under "Employee Benefit Plans."

It is the Company's policy that the compensation of executive officers also be based, in part, on the grant of stock options as an incentive to enhance the Company's performance. Stock options are granted based upon a review of such executive's responsibilities and relative position in the Company, such executive's overall job performance and such executive's existing stock option position. In 2001, no stock options were granted to any executive officer.

The compensation of the Company's Chief Executive Officer in 2001 consisted of a base salary. Mr. Willet did not receive a bonus and did not receive any stock options in 2001. Base salary level was established considering base salaries of peer Chief Executive Officers with similar executive responsibilities.


                  The Compensation Committee
                  --------------------------

                  Edwin H. Morgens
                  F. Duffield Meyercord
                  Allan Weingarten

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap 400 - Retail (Computers and Electronics) Index for the period commencing January 1, 1997 and ending December 31, 2001 where $100 was invested on January 1, 1997. Since we previously compared our Company to peers of the Company, we also included an index of peer companies selected by the Company. The members of the peer group are as follows: Creative Computers, Inc., Egghead Inc., Merisel, Inc., Computer Discount Warehouse and Software Spectrum, Inc. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its market capitalization.




                                 [GRAPH OMITTED]






Company Name / Index                           1/1/1997     12/31/97   12/31/98    12/31/99  12/31/00   12/31/01
-----------------------------------------------------------------------------------------------------------------
PROGRAMMERS PARADISE INC                          100         129.31     174.14      105.17     35.34      37.24
S&P MIDCAP 400 INDEX                              100         132.25     157.52      180.71    212.35     196.42
SP400 COMPUTER&ELEC RTL                           100         191.67     262.12      396.05    342.69     660.30
PEER GROUP                                        100          92.05     159.30      194.53    113.56     217.63



REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter, which was approved in its current form by the Board of Directors on June 12, 2000, the Audit Committee assists the Board of Directors in oversight of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter is attached to the Company's proxy statement as Exhibit I.

The Audit Committee has three members, each of whom is "independent" for purposes of the National Association of Securities Dealers' listing standards.

Management is responsible for the Company's financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is not the responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2001 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditor's independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The
Audit Committee held four meetings since January 1, 2001 concerning the financial statements for the fiscal year ended December 31, 2001 and related matters. In reliance on the reviews and discussions referred to above, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated firms that provided proposals to serve as Programmer's Paradise, Inc.'s independent auditors for 2002 and recommended that the Board of Directors appoint Amper, Politziner & Mattia P.A. The Board of Directors agreed with this recommendation and, accordingly, appointed Amper, Politziner & Mattia as Programmer's Paradise, Inc.'s independent auditors for 2002.

April 16, 2002                                  Respectfully submitted,
                                                        F. Duffield Meyercord
                                                        Allan Weingarten
                                                        Edwin H. Morgens


INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

The Audit Committee annually considers and recommends to the Board of Directors the selection of Programmer's Paradise, Inc.'s independent auditors. As recommended by the Audit Committee, the Board of Directors on April 16, 2002 decided to no longer engage Ernst & Young LLP ("Ernst & Young") as Programmer's Paradise, Inc.'s independent auditors and engaged Amper, Politziner & Mattia P.A. to serve as Programmer's Paradise, Inc.'s independent auditors for 2002.

Ernst & Young's reports on Programmer's Paradise, Inc.'s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young's report on Programmer's Paradise, Inc.'s consolidated financial statements for 2001 does not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During Programmer's Paradise, Inc.'s two most recent fiscal years and through April 16, 2002, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Programmer's Paradise, Inc.'s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K. During Programmer's Paradise, Inc.'s two most recent fiscal years and through March 8, 2002,

Programmer's Paradise, Inc. did not consult Amper, Politziner & Mattia P.A. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Programmer's Paradise, Inc.'s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

AUDIT FEES

         Fees incurred by the Company to Ernst & Young LLP during the Company's 2001 fiscal year for auditing the Company's annual financial statements for the fiscal year ended December 31, 2001 and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q during that fiscal year totaled $141,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Ernst & Young LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

         Fees incurred by the Company to Ernst & Young LLP for all other non-audit services rendered to the Company during the Company's 2001 fiscal year, primarily including tax related services, totaled $17,500.

         The Audit Committee has reviewed summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

         On recommendation of the Audit Committee, the Board has appointed Ernst & Young LLP to audit the Company's 2002 financial statements.

GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees.

         The Company will bear the cost of preparing, printing, assembling and mailing all proxy material which may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopier or telegraph. The Company does not expect to pay its officers or employees any compensation for the solicitation of proxies.

         The Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2001 has been forwarded to all stockholders. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

         The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests for copies of such report should be directed to Simon F. Nynens, Chief Financial Officer, Programmer's Paradise, Inc, 1157 Shrewsbury Avenue, Shrewsbury New Jersey 07702.

STOCKHOLDER PROPOSALS

         The Annual Meeting of Stockholders for the fiscal year ending December 31, 2002 is expected to be held on or about June 15, 2003, with the mailing of proxy materials for such meeting to be made on or about April 30, 2003. All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than January 1, 2003 in order to be consulted for inclusion in the proxy statement and form of proxy related to that meeting.


                                        By Order of the Board of Directors,


                                        William H. Willett, Chairman
                                        and Chief Executive Officer
April 30, 2002

Exhibit I

                           Programmer's Paradise, Inc.
                             Audit Committee Charter
                                    June 2001

1.   Organization
This Charter governs the operations of the Programmer's Paradise, Inc. ("the Company") Audit Committee ("the Committee"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and, no later than June 14, 2001, shall comprise at least three directors, each of whom is "independent" of management and the Company as that term is used by the National Associate Securities Dealers. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

2.   Statement of Policy
The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others, relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

3.   Responsibilities and Processes
The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual report and other matters.

o Annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.




Approved:         /s/ Allan Weingarten                     Date:   June 12, 2000
                  --------------------------------
                  Allan Weingarten
                  Chairman of the Audit Committee



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                                       I-2

                           PROGRAMMER'S PARADISE, INC.
                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The undersigned hereby appoints WILLIAM H. WILLETT and SIMON F. NYNENS with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock par value $.01 per share (the "Common Stock"), of Programmer's Paradise, Inc., held of record by the undersigned on April 24, 2002, at the Annual Meeting of Stockholders to be held at Dechert, 30 Rockefeller Plaza, New York, New York, on June 11, 2002 at 10:00 AM, local or any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged).

1.  ELECTION OF DIRECTORS
         FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for nominees listed below [ ] (except as marked to the contrary below) (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)

--------------------------------------------------------------------------------

    WILLIAM  H.  WILLETT,  F.  DUFFIELD  MEYERCORD,   EDWIN  H.  MORGENS,  ALLAN
    WEINGARTEN, JAMES W. SIGHT AND MARK T. BOYER

2. In their discretion the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting.

                            (continued, and to be executed, on the reverse side)


    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.

         I will [ ] will not [ ] attend this Meeting.

                                                 Dated:__________________, 2002


                                                 _______________________________
                                           SIGNATURE

                                                 _______________________________
                                    SIGNATURE IF HELD JOINTLY.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS